                                                                    EXHIBIT 12.1


CLARCOR INC.
STATEMENT RE COMPUTATION OF RATIOS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                Fiscal Years Ended (A)
                                                     -----------------------------------------------------------------------------
                                                        2002         2001         2000         1999         1998         1997
                                                     ----------   ----------   ----------   ----------   ----------   ----------

Return on Beginning Assets
   Net Earnings                                      $   46,601   $   41,893   $   40,237   $   35,412   $   32,079   $   26,918
   Divided by Beginning Assets                          530,617      501,930      472,991      305,766      282,519      267,019
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Equals Return on Beginning Assets                       8.8%         8.3%         8.5%        11.6%        11.4%        10.1%
                                                     ==========   ==========   ==========   ==========   ==========   ==========

Return on Beginning Shareholders' Equity
   Net Earnings                                      $   46,601   $   41,893   $   40,237   $   35,412   $   32,079   $   26,918
   Divided by Beginning Shareholders' Equity            274,261      242,093      210,718      186,807      171,162      154,681
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Equals Return on Beginning Shareholders' Equity        17.0%        17.3%        19.1%        19.0%        18.7%        17.4%
                                                     ==========   ==========   ==========   ==========   ==========   ==========

Dividend Payout to Net Earnings
  Dividends Paid                                     $   11,975   $   11,575   $   11,207   $   10,814   $   10,717   $   10,290
  Divided by Net Earnings                                46,601       41,893       40,237       35,412       32,079       26,918
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Equals Dividend Payout to Net Earnings                 25.7%        27.6%        27.9%        30.5%        33.4%        38.2%
                                                     ==========   ==========   ==========   ==========   ==========   ==========

Debt to Capitalization
  Current Debt                                       $   68,456   $    5,579   $    5,482   $    5,440   $      470   $    1,140
  Long Term Debt                                         22,648      135,203      141,486      145,981       36,419       37,656
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Total Debt                                       $   91,104   $  140,782   $  146,968   $  151,421   $   36,889   $   38,796
  Ending Shareholders' Equity                           315,461      274,261      242,093      210,718      186,807      171,162
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Equals Capitalization                            $  406,565   $  415,043   $  389,061   $  362,139   $  223,696   $  209,958
                                                     ----------   ----------   ----------   ----------   ----------   ----------

  Debt                                               $   91,104   $  140,782   $  146,968   $  151,421   $   36,889   $   38,796
  Divided by Capitalization                             406,565      415,043      389,061      362,139      223,696      209,958
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Equals Debt to Capitalization                          22.4%        33.9%        37.8%        41.8%        16.5%        18.5%
                                                     ==========   ==========   ==========   ==========   ==========   ==========

Working Capital
  Current Assets                                     $  259,746   $  244,350   $  230,479   $  227,670   $  168,173   $  160,527
  Less Current Liabilities                              174,255       94,931       97,826       97,475       61,183       54,237
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Equals Working Capital                           $   85,491   $  149,419   $  132,653   $  130,195   $  106,990   $  106,290
                                                     ==========   ==========   ==========   ==========   ==========   ==========

Current Ratio
  Current Assets                                     $  259,746   $  244,350   $  230,479   $  227,670   $  168,173   $  160,527
  Divided by Current Liabilities                        174,255       94,931       97,826       97,475       61,183       54,237
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Equals Current Ratio                                    1.5          2.6          2.4          2.3          2.7          3.0
                                                     ==========   ==========   ==========   ==========   ==========   ==========

Free Cash Flow
  Cash Flow From Operations                          $   85,019   $   63,290   $   54,130   $   38,642   $   42,267   $   41,632
  Less Capital Expenditures                              12,204       18,204       29,005       21,822       15,825       11,349
  Less Dividends Paid                                    11,975       11,575       11,207       10,814       10,717       10,290
                                                     ----------   ----------   ----------   ----------   ----------   ----------
    Equals Free Cash Flow                            $   60,840   $   33,511   $   13,918   $    6,006   $   15,725   $   19,993
                                                     ==========   ==========   ==========   ==========   ==========   ==========

                                                                           Fiscal Years Ended (A)
                                                     ----------------------------------------------------------------
                                                        1996          1995          1994         1993         1992
                                                     ----------    ----------    ----------   ----------   ----------

Return on Beginning Assets
   Net Earnings                                      $   25,945    $   23,500    $   21,416   $   17,277   $   13,619
   Divided by Beginning Assets                          245,697       206,928       191,657      181,660      179,337
                                                     ----------    ----------    ----------   ----------   ----------
    Equals Return on Beginning Assets                      10.6%         11.4%         11.2%         9.5%         7.6%
                                                     ==========    ==========    ==========   ==========   ==========

Return on Beginning Shareholders' Equity
   Net Earnings                                      $   25,945    $   23,500    $   21,416   $   17,277   $   13,619
   Divided by Beginning Shareholders' Equity            138,144       122,801       110,299      105,460      102,000
                                                     ----------    ----------    ----------   ----------   ----------
    Equals Return on Beginning Shareholders' Equity        18.8%         19.1%         19.4%        16.4%        13.4%
                                                     ==========    ==========    ==========   ==========   ==========

Dividend Payout to Net Earnings
  Dividends Paid                                     $    9,512    $    9,330    $    9,201   $    9,036   $    8,958
  Divided by Net Earnings                                25,945        23,500        21,416       17,277       13,619
                                                     ----------    ----------    ----------   ----------   ----------
    Equals Dividend Payout to Net Earnings                 36.7%         39.7%         43.0%        52.3%        65.8%
                                                     ==========    ==========    ==========   ==========   ==========

Debt to Capitalization
  Current Debt                                       $    7,625    $    7,596    $    7,579   $    7,921   $    6,825
  Long Term Debt                                         43,449        41,860        25,090       32,650       38,534
                                                     ----------    ----------    ----------   ----------   ----------
    Total Debt                                       $   51,074    $   49,456    $   32,669   $   40,571   $   45,359
  Ending Shareholders' Equity                           154,681       138,144       122,801      110,299      105,460
                                                     ----------    ----------    ----------   ----------   ----------
    Equals Capitalization                            $  205,755    $  187,600    $  155,470   $  150,870   $  150,819
                                                     ----------    ----------    ----------   ----------   ----------

  Debt                                               $   51,074    $   49,456    $   32,669   $   40,571   $   45,359
  Divided by Capitalization                             205,755       187,600       155,470      150,870      150,819
                                                     ----------    ----------    ----------   ----------   ----------
    Equals Debt to Capitalization                          24.8%         26.4%         21.0%        26.9%        30.1%
                                                     ==========    ==========    ==========   ==========   ==========

Working Capital
  Current Assets                                     $  140,726    $  133,286    $  109,992   $   97,569   $  105,067
  Less Current Liabilities                               51,297        49,841        43,926       37,647       30,559
                                                     ----------    ----------    ----------   ----------   ----------
    Equals Working Capital                           $   89,429    $   83,445    $   66,066   $   59,922   $   74,508
                                                     ==========    ==========    ==========   ==========   ==========

Current Ratio
  Current Assets                                     $  140,726    $  133,286    $  109,992   $   97,569   $  105,067
  Divided by Current Liabilities                         51,297        49,841        43,926       37,647       30,559
                                                     ----------    ----------    ----------   ----------   ----------
    Equals Current Ratio                                    2.7           2.7           2.5          2.6          3.4
                                                     ==========    ==========    ==========   ==========   ==========

Free Cash Flow
  Cash Flow From Operations                          $   26,675    $   21,092    $   25,670   $   20,727   $   23,456
  Less Capital Expenditures                              22,230        14,471        12,119       10,776        8,290
  Less Dividends Paid                                     9,512         9,330         9,201        9,036        8,958
                                                     ----------    ----------    ----------   ----------   ----------
    Equals Free Cash Flow                            $   (5,067)   $   (2,709)   $    4,350   $      915   $    6,208
                                                     ==========    ==========    ==========   ==========   ==========

(A) Calculation of Certain Items Presented in the "11-Year Financial Review" Filed with Form 10-K for Fiscal Year Ended 11/30/2002